Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Fidelity National Title Group, Inc.:
We consent to the use of our reports dated August 16, 2005, except as to Note A to the Combined Financial Statements, which is as of September 26, 2005, with respect to the Combined Balance Sheets of Fidelity National Title Group, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related Combined Statements of Earnings, Equity and Comprehensive Earnings and Cash Flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, included in the registration statement and to the reference to our firm under the heading “Experts” in the prospectus.
Our reports refer to a change in accounting for stock-based employee compensation in 2003.

/s/ KPMG LLP
Jacksonville, Florida
October 28, 2005

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Fidelity National Financial, Inc.:
We consent to the use of our reports dated March 16, 2005, with respect to the Consolidated Balance Sheets of Fidelity National Financial, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related Consolidated Statements of Earnings, Comprehensive Earnings, Stockholders’ Equity and Cash Flows for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.
Our reports refer to a change in accounting for stock-based employee compensation in 2003.

/s/ KPMG LLP
Jacksonville, Florida
October 28, 2005